Exhibit 23

                        [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]




                                                     April 27, 1998




MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, DC 20006


         Re:      MCI Communications Corporation $500,000,000
                  6.50% Senior Notes due April 15, 2010;
                  $700,000,000 6.125% Callable/Redeemable
                  Notes due April 15, 2012


Ladies and Gentlemen:

       We refer to our opinion, dated April 22, 1998, in respect of the above-referenced transaction (the "Opinion"). We hereby consent to the filing of the Opinion as an exhibit to the Form 8-K, dated April 27, 1998, filed by MCI Communications Corporation (the "Company") with the Securities and Exchange Commission, and to the use of our name under the heading "Legal Opinions" in the Prospectus Supplement, dated April 17, 1998, filed by the Company. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                   Very truly yours,

                                  /s/ Skadden, Arps,
                                      Slate,  Meagher &
                                      Flom LLP